Exhibit 23.10
Consent of Independent Auditors

The Board of Directors
Kennedy-Wilson Holdings, Inc.:
We consent to the use of our report dated March 31, 2014, with respect to the consolidated balance sheet of KW Stadium Gateway Partners, LLC and subsidiary as of December 31, 2013, the related consolidated statements of operations, members’ capital, and cash flows for the year ended December 31, 2013 and for the period from April 9, 2012 (inception) through December 31, 2012, and the related notes to the consolidated financial statements, incorporated by reference in the registration statements (No. 333-174742, No. 333-175002, No. 333-175559, No. 333-184752, and No. 333-192059) on Form S-3, the registration statements (No. 333-164928, No. 333-182269, and No. 333-197492) on Form S-8, the registration statement (No. 333-164926) on Form S-1/A and the registration statement (No. 333-186690) on Form S-4 of Kennedy-Wilson Holdings, Inc. in reliance upon the reports of KPMG LLP, independent auditors, which report appears in amendment no. 1 to the December 31, 2014 annual report on Form 10-K of Kennedy-Wilson Holdings, Inc.

/s/ KPMG LLP
Los Angeles, California
March 27, 2015